Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Set forth below are the unaudited pro forma condensed consolidated statements of income of PBF Logistics LP (the “Partnership” or “PBFX”) for the nine-months ended September 30, 2018 and the year ended December 31, 2017 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 (together with the notes to the unaudited pro forma consolidated financial statements). The unaudited pro forma condensed consolidated financial statements are presented to show how the Partnership might have looked if the Partnership’s purchase of CPI Operations LLC (“CPI Operations”) from Crown Point International LLC (“Crown Point”) on October 1, 2018 (the “East Coast Storage Assets Acquisition”) and the related borrowing incurred under our five-year $500.0 million amended and restated revolving credit facility (the “Revolving Credit Facility”) to fund the acquisition had occurred on the date and for the periods indicated below. CPI Operations’ assets include a storage facility and other idled assets located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets”).

We derived the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to our historical condensed consolidated financial statements and the historical financial statements of CPI Operations. The pro forma effect of the East Coast Storage Assets Acquisition is based on the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

We derived the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to our historical condensed consolidated financial statements that give effect to the East Coast Storage Assets Acquisition and related financing transactions. The unaudited pro forma consolidated balance sheet is based on the individual historical consolidated balance sheets of the Partnership and CPI Operations as of September 30, 2018, and has been prepared to reflect the East Coast Storage Assets Acquisition as if it occurred on September 30, 2018 and gives effect to the borrowing incurred under our Revolving Credit Facility to fund the acquisition. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2017 and the nine-months ended September 30, 2018 combines the historical results of operations of the Partnership and CPI Operations, as if the acquisition and related borrowing incurred under our Revolving Credit Facility to fund the acquisition occurred on January 1, 2017.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and the nine-months ended September 30, 2018 do not reflect future events that may have occurred after the completion of the East Coast Storage Assets Acquisition on October 1, 2018, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of CPI Operations.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the East Coast Storage Assets Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

In order to prepare the pro forma financial information, we adjusted CPI Operations’ historical assets and liabilities to their estimated fair values in accordance with ASC 805 as a result of our closing of the East Coast Storage Assets Acquisition on October 1, 2018. As of the date of this Current Report on Form 8-K/A, we have not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of CPI Operations’ assets acquired and the liabilities assumed and the related allocation of the purchase price in connection with East Coast Storage Assets Acquisition, nor have we identified all adjustments necessary to conform CPI Operations’ accounting policies to our accounting policies. The determination of the fair value of CPI Operations’ assets and liabilities is ongoing and is expected to be completed within the allowable measurement period. As a result, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed consolidated financial statements. There can be no assurance that such finalization of the purchase price will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments as of and for the nine-months ended September 30, 2018 and for the year ended December 31, 2017 principally give effect to:

•

the closing of the East Coast Storage Assets Acquisition and the associated impact on our statement of operations including the related borrowing incurred under our Revolving Credit Facility to fund the acquisition.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2018

(in thousands)

	Historical		Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated
	PBFX	CPI Operations (1)
ASSETS
Current assets:
Cash and cash equivalents	$18,022	$—	$(74,989)	(2)	$75,000	(3)	$18,033
Accounts receivable - affiliates	33,454	—	—		—		33,454
Accounts receivable	3,010	461	(25)	(2)	—		3,446
Prepaids and other current assets	3,496	2,810	(1,040)	(2)	—		5,266

Total current assets	57,982	3,271	(76,054)		75,000		60,199
Property, plant and equipment, net	736,876	84,664	29,742	(2)	—		851,282
Goodwill	6,332	—	—		—		6,332
Other non-current assets	5,660	177	13,123	(2)	—		18,960

Total assets	$806,850	$88,112	$(33,189)		$75,000		$936,773

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$17,659	$—	$—		$—		$17,659
Accounts payable and accrued liabilities	24,056	2,004	31,069	(2)	—		57,129
Deferred revenue	1,183	—	—		—		1,183

Total current liabilities	42,898	2,004	31,069		—		75,971
Long-term debt	567,152	—	—		75,000	(3)	642,152
Other long-term liabilities	1,612	750	21,100	(2)	—		23,462

Total liabilities	611,662	2,754	52,169		75,000		741,585
Commitments and contingencies
Equity:
Member’s equity	—	85,358	(85,358)	(2)	—		—
Common unitholders	22,784	—	—		—		22,784
IDR Holder - PBF LLC	3,641	—	—		—		3,641

Total PBF Logistics LP equity	26,425	85,358	(85,358)		—		26,425
Noncontrolling interest	168,763	—	—		—		168,763

Total equity	195,188	85,358	(85,358)		—		195,188

Total liabilities and equity	$806,850	$88,112	$(33,189)		$75,000		$936,773

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

1.

We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBFX and CPI Operations and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBFX included a review of the disclosed summary of significant accounting policies in CPI Operations’ audited financial statements and discussions with CPI Operations’ management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with CPI Operations’ management and are in the process of evaluating the impact of CPI Operations’ accounting policies on its historical results following the close of the East Coast Storage Assets Acquisition on October 1, 2018, to our best estimate, there are no material differences identified to date.

2.

Represents total consideration of $105,889 for the East Coast Storage Assets Acquisition, which included $74,989 in cash funded by the Partnership with $75,000 in borrowings under its Revolving Credit Facility and a deferred payment of $30,900, reflecting the net present value payable for the final payment due to Crown Point one year post acquisition date (included within accounts payable and accrued liabilities). The estimated preliminary fair value of the net assets acquired are as follows:

Accounts receivable	$436
Prepaids and other current assets	1,770
Property, plant and equipment	114,406
Intangible assets*	13,300
Accounts payable and accrued liabilities	(2,173)
Contingent consideration**	(21,100)
Other long-term liabilities	(750)

Estimated fair value of net assets acquired	$105,889

*	Included within other non-current assets
**	Included within other long-term liabilities

These pro forma acquisition adjustments reflect the elimination of CPI Operations’ historical assets and liabilities as of September 30, 2018 and the recognition of the estimated preliminary purchase price allocation of the fair value of the net assets acquired in connection with the East Coast Storage Assets Acquisition as shown above. This preliminary purchase price allocation estimate is based on PBFX’s initial estimates at closing and final allocations are subject to the completion of the final purchase valuation. The fair values of the accounts receivable, prepaids and other current assets, accounts payable and accrued liabilities and other long-term liabilities are estimated to approximate their carrying value and are based on the estimated working capital acquired at closing. The fair value of property, plant and equipment is largely based on the acquisition purchase price of the assets. These amounts may change and may change materially at the time the purchase price allocation is finalized for CPI Operations. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the close of the acquisition. PBFX anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, working capital items, property, plant and equipment, contingent consideration and environmental obligations.

The determination of the fair value is the responsibility of management and is being performed with the assistance of a third-party valuation specialist based on valuation techniques that PBFX deems appropriate for measuring the fair value of the assets acquired and liabilities assumed. The final acquisition consideration, and amounts allocated to assets acquired and liabilities assumed in the acquisition could differ materially from the amounts presented in these unaudited pro forma condensed consolidated financial statements.

The pro forma adjustment for property, plant and equipment includes the net impact of the elimination of the historical book value of such assets and the recording of the fair value determined by the preliminary purchase price allocation.

The pro forma net cash adjustment includes the impacts of the following:

Cash paid for the East Coast Storage Assets Acquisition	$(74,989)
Proceeds from the Revolving Credit Facility (see note 3)	75,000

Total pro forma cash adjustment	$11

3.	Represents borrowings of $75,000 on the Revolving Credit Facility incurred in order to fund the closing payment of the East Coast Storage Assets Acquisition.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2018

(in thousands, except per unit data)

	Historical		Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated
	PBFX	CPI Operations (4)
Revenue:
Affiliate	$190,789	$—	$—		$—		$190,789
Third-party	12,606	17,423	—		—		30,029

Total revenue	203,395	17,423	—		—		220,818
Cost and expenses:
Operating and maintenance expenses	61,407	14,833	—		—		76,240
General and administrative expenses	15,504	5,663	—		—		21,167
Depreciation and amortization	21,185	5,615	(2,249)	(5)	—		24,551

Total costs and expenses	98,096	26,111	(2,249)		—		121,958

Income from operations	105,299	(8,688)	2,249		—		98,860
Other expenses:
Interest expense, net	(29,684)	(36)	—		(1,815)	(6)	(31,535)
Amortization of loan fees and debt premium	(1,256)	—	—		—		(1,256)

Net income (loss)	74,359	(8,724)	2,249		(1,815)		66,069
Less: Net income attributable to Predecessor	(2,443)	—	—		—		(2,443)
Less: Net income attributable to noncontrolling Interest	13,110	—	—		—		13,110

Net income (loss) attributable to the partners	63,692	(8,724)	2,249		(1,815)		55,402
Less: Net income attributable to the IDR Holder	10,011	—	—		—		10,011

Net income (loss) attributable to PBF Logistics LP unitholders	$53,681	$(8,724)	$2,249		$(1,815)		$45,391

Net income per limited partner unit:
Common units - basic	1.25						1.07
Common units - diluted	1.25						1.07

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2017

(in thousands, except per unit data)

	Historical		Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated
	PBFX	CPI Operations (4)
Revenue:
Affiliate	$240,654	$—	$—		$—		$240,654
Third-party	16,934	14,079	—		—		31,013

Total revenue	257,588	14,079	—		—		271,667
Cost and expenses:
Operating and maintenance expenses	73,521	31,086	—		—		104,607
General and administrative expenses	16,284	17,958	—		—		34,242
Depreciation and amortization	24,404	11,652	(1,446)	(5)	—		34,610

Total costs and expenses	114,209	60,696	(1,446)		—		173,459

Income from operations	143,379	(46,617)	1,446		—		98,208
Other expenses:
Interest expense, net	(31,875)	(55)	—		(2,538)	(6)	(34,468)
Amortization of loan fees and debt premium	(1,488)	—	—		—		(1,488)

Net income (loss)	110,016	(46,672)	1,446		(2,538)		62,252
Less: Net income attributable to Predecessor	(4,986)	—	—		—		(4,986)
Less: Net income attributable to noncontrolling Interest	14,565	—	—		—		14,565

Net income (loss) attributable to the partners	100,437	(46,672)	1,446		(2,538)		52,673
Less: Net income attributable to the IDR Holder	9,055	—	—		—		9,055

Net income (loss) attributable to PBF Logistics LP unitholders	$91,382	$(46,672)	$1,446		$(2,538)		$43,618

Net income per limited partner unit:
Common units - basic	2.17						1.19
Common units - diluted	2.17						1.19
Subordinated units - basic and diluted	2.15						1.18

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except unit and per unit data)

4.

We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBFX and CPI Operations and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBFX included a review of the disclosed summary of significant accounting policies in CPI Operations’ audited financial statements and discussions with CPI Operations’ management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with CPI Operations’ management and are in the process of evaluating the impact of CPI Operations’ accounting policies on its historical results following the close of the East Coast Storage Assets Acquisition on October 1, 2018, to our best estimate, there are no material differences identified to date.

5.

Represents the estimated depreciation expense resulting from the estimated acquisition fair value of property, plant and equipment acquired through the East Coast Storage Assets Acquisition using a weighted average 25 year useful life for assets acquired adjusting for the depreciation recorded by CPI Operations prior to the purchase by PBFX. The depreciation adjustment includes $2,249 and $1,446 for CPI Operations for the periods ended September 30, 2018 and December 31, 2017, respectively.

6.

Represents assumed interest expense related to $75,000 of borrowings on the Revolving Credit Facility, incurred in connection with the East Coast Storage Assets Acquisition, as if such borrowings had occurred as of January 1, 2017.